Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Armata Pharmaceuticals, Inc.:

(1)	Registration Statements (Form S-1 Nos. 333-213421, 333-217169, 333-217680, and 333-226959),
(2)	Registration Statements (Form S-3 Nos. 333-237533, 333-237534, 333-256104, 333-263936, 333-264961 and 333-269726),
(3)	Registration Statement (Form S-8 No. 333-203455) pertaining to the AmpliPhi Biosciences Corporation 2012 Stock Incentive Plan and AmpliPhi Biosciences Corporation 2013 Stock Incentive Plan,
(4)	Registration Statements (Form S-8 Nos. 333-212183, 333-217563, 333-223987, 333-275580, and 333-276657) pertaining to the Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan and Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan,
(5)	Registration Statements (Form S-8 Nos. 333-221564 and 333-232058) pertaining to the Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan, as amended, Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan, C3J Jian, Inc. Amended 2006 Stock Option Plan and C3J Therapeutics, Inc. 2016 Stock Plan, and
(6)	Registration Statement (Form S-8 No. 333-250034) pertaining to the Inducement Restricted Stock Unit Award (October 2020);

of our report dated March 21, 2024, with respect to the consolidated financial statements of Armata Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Armata Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Diego, California

March 21, 2024